Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

W&T Offshore Completes Conversion of Revolving Credit Facility to Reserve-Based Lending Structure, Enhancing Financial Flexibility

Eliminates cash sweep, quarterly clean-down and asset coverage test; increases restricted payments capacity 50% to $15 million with no change to pricing or financial covenants and no amendment fees

HOUSTON, October 7, 2026 – W&T Offshore, Inc. (NYSE: WTI) (“W&T” or the “Company”) today announced that on October 1, 2026, the Company entered into the Second Amendment to its Credit Agreement with Texas Capital Bank, as administrative agent, and its bank group, converting its existing $50.0 million revolving credit facility into a conventional reserve-based lending (“RBL”) facility, effective as of that date.

Key Highlights of the Amended Facility

•	Conventional RBL structure: Initial borrowing base of $50.0 million, fully supporting $50.0 million of elected commitments, with an aggregate maximum credit amount of $100.0 million that provides capacity, subject to borrowing base availability and lender consent, to increase commitments to support future growth. The borrowing base will be redetermined semi-annually each May 1 and November 1, beginning November 1, 2026;

•	Removal of restrictive features: Eliminates the 75% excess cash flow sweep, the requirement to repay any outstanding revolving credit facility balance every three months (clean-down) and the $100.0 million minimum PDP PV-10 asset coverage covenant, giving the Company greater control over its cash flow and liquidity;

•	Increased shareholder return capacity: The annual restricted payments basket was increased by 50%, from $10.0 million to $15.0 million;

•	Unchanged pricing and covenants: No change to interest rate margins, the Term SOFR floor, maturity, collateral or the Company’s financial covenants, including a maximum net leverage ratio of 2.50x and a minimum current ratio of 1.00x;

•	No amendment fees: The lenders did not charge any amendment fees in connection with the transaction, other than the reimbursement of customary fees and expenses of the administrative agent; and

•	Continued bank group support: Each of the Company’s continuing lenders maintained their full commitment, and CIBC rejoined the bank group with a $10.0 million commitment, replacing an exiting lender.

Management Commentary

“This amendment is an important step in the evolution of W&T’s capital structure,” said Tracy W. Krohn, Chairman of the Board and Chief Executive Officer. “Moving to a conventional reserve-based facility removes the cash sweep, clean-down and asset coverage requirements that constrained our liquidity management. It also provides the potential to expand borrowing capacity up to $100 million as we grow our reserve base, and increases our flexibility to grow the Company and return capital to shareholders – all with no change to pricing or financial covenants and without any amendment fees. We are thankful for the continued support of our bank group, led by Texas Capital Bank. We are delighted to welcome back CIBC, a past lender to W&T, with whom we look forward to growing our relationship further. Additionally, we are entering the fourth quarter of 2026 with total liquidity of approximately $234 million. This solid base will help us execute the goals we have set for 2026 and 2027.

Additional information regarding the amendment is included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 7, 2026.

About W&T Offshore

W&T Offshore, Inc. is an independent oil and natural gas producer with operations offshore in the Gulf of America and has grown through acquisitions, exploration and development. As of June 30, 2026, the Company had working interests in 48 fields in federal and state waters (which include 41 fields in federal waters and seven in state waters). The Company has under lease approximately 591,000 gross acres (457,000 net acres) spanning across the outer continental shelf off the coasts of Louisiana, Texas, Mississippi and Alabama, with approximately 450,000 gross acres on the conventional shelf, approximately 136,000 gross acres in the deepwater and 5,000 gross acres in Alabama state waters. A majority of the Company’s daily production is derived from wells it operates. For more information on W&T, please visit the Company’s website at www.wtoffshore.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this release, including those regarding the Company’s financial position, operating and financial performance, business strategy, plans and objectives of management for future operations, projected costs, industry conditions, potential acquisitions, the outcomes and impact of ongoing litigation, the impact of potential regulatory changes, the impact of and integration of acquired assets, future production, probable reserves, capital expenditures associated with producing reserves, future expenses and indebtedness are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes, although not all forward-looking statements contain such identifying words. Items contemplating or making assumptions about actual or potential future production and sales, prices, market size, and trends or operating results also constitute such forward-looking statements.

These forward-looking statements are based on the Company’s current expectations and assumptions about future events and speak only as of the date of this release. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, as results actually achieved may differ materially from expected results described in these statements. The Company does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements, unless required by law.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ including, among other things, the regulatory environment, including availability or timing of, and conditions imposed on, obtaining and/or maintaining permits and approvals, including those necessary for drilling and/or development projects; the impact of current, pending and/or future laws and regulations, and of legislative and regulatory changes and other government activities, including those related to permitting, drilling, completion, well stimulation, operation, maintenance or abandonment of wells or facilities, managing energy, water, land, greenhouse gases or other emissions, protection of health, safety and the environment, or transportation, marketing and sale of the Company’s products; inflation levels; global economic trends, geopolitical risks and general economic and industry conditions, such as the global supply chain disruptions and the government interventions into the financial markets and economy in response to inflation levels and world health events; volatility of oil, NGL and natural gas prices; the global energy future, including the factors and trends that are expected to shape it, such as concerns about climate change and other air quality issues, the transition to a low-emission economy and the expected role of different energy sources; supply of and demand for oil, NGLs and natural gas, including due to the actions of foreign producers, importantly including OPEC and other major oil producing companies (“OPEC+”) and change in OPEC+’s production levels; disruptions to, capacity constraints in, or other limitations on the pipeline systems that deliver the Company’s oil and natural gas and other processing and transportation considerations; inability to generate sufficient cash flow from operations or to obtain adequate financing to fund capital expenditures, meet the Company’s working capital requirements or fund planned investments; price fluctuations and availability of natural gas and electricity; the Company’s ability to use derivative instruments to manage commodity price risk; the Company’s ability to meet the Company’s planned drilling schedule, including due to the Company’s ability to obtain permits on a timely basis or at all, and to successfully drill wells that produce oil and natural gas in commercially viable quantities; uncertainties associated with estimating proved reserves and related future cash flows; the Company’s ability to replace the Company’s reserves through exploration and development activities; drilling and production results, lower–than–expected production, reserves or resources from development projects or higher–than–expected decline rates; the Company’s ability to obtain timely and available drilling and completion equipment and crew availability and access to necessary resources for drilling, completing and operating wells; changes in tax laws; effects of competition; uncertainties and liabilities associated with acquired and divested assets; the Company’s ability to make acquisitions and successfully integrate any acquired businesses; asset impairments from commodity price declines; large or multiple customer defaults on contractual obligations, including defaults resulting from actual or potential insolvencies; geographical concentration of the Company’s operations; the creditworthiness and performance of the Company’s counterparties with respect to its hedges; impact of derivatives legislation affecting the Company’s ability to hedge; failure of risk management and ineffectiveness of internal controls; catastrophic events, including tropical storms, hurricanes, earthquakes, pandemics and other world health events; environmental risks and liabilities under U.S. federal, state, tribal and local laws and regulations (including remedial actions); potential liability resulting from pending or future litigation; the Company’s ability to recruit and/or retain key members of the Company’s senior management and key technical employees; information technology failures or cyberattacks; and governmental actions and political conditions, as well as the actions by other third parties that are beyond the Company’s control, and other factors discussed in W&T Offshore’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q found at www.sec.gov or at the Company’s website at www.wtoffshore.com under the Investor Relations section

CONTACT:	Al Petrie	Sameer Parasnis
	Investor Relations Coordinator	Executive VP and CFO
	investorrelations@wtoffshore.com	713-513-8654
713-297-8024

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